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                                                                  Exhibit (c)(1)

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") by and between AMERICAN CONSUMER PRODUCTS, INC., a Delaware corporation (the "Company"), and STEPHAN W. COLE (the "Executive") is made and entered into in Cleveland, Ohio on the 29th day of August, 1995 and shall become effective only upon the purchase by Vista 2000, Inc. ("Vista") of the common stock of the Company pursuant to the tender offer to be commenced by Vista within twenty (20) days form the date hereof (the "Effective Date").

     SECTION 1

     TERMS OF EMPLOYMENT

     1.1 Employment. The Company hereby employs the Executive as the Chief Executive Officer of the Company for and during the term hereof, subject to the direction of the Board of Directors of the Company and the terms and conditions hereof. The Executive hereby accepts employment under the terms and conditions set forth in this Agreement.

     1.2 Duties of Executive. The Executive shall perform in the capacity described in Section 1.1 hereof and shall have such duties, responsibilities, and authorities as are designated for such offices pursuant to the Bylaws, as amended and restated, of the Company, and as may be reasonably assigned to him from time to time by the Board of Directors of the Company; provided, however, the Executive shall, during the term hereof, continuously have and retain such duties, responsibilities, and authorities at least as significant in scope and substance as the duties, responsibilities, and authorities required of the Executive's offices and position with the Company as of the Effective Date.
The Executive agrees to devote his full time during normal business hours, best efforts, abilities, knowledge and experience to the faithful performance of the duties, responsibilities, and authorities which may be reasonably assigned to him and which are consistent with his executive offices under Section 1.1 of this Agreement. Notwithstanding the preceding, the Executive may, without being in violation of his obligations hereunder, serve on corporate, civic or charitable boards or committees and manage personal investments as of the date hereof, provided the Executive shall use his best efforts to pursue such activities in such a manner so that such activities shall not prevent the Executive from fulfilling his obligations to the Company hereunder.

     1.3 Term. This Agreement shall become effective as of the Effective Date and shall continue in force and effect for three (3) years from the effective date of this Agreement, unless sooner terminated as provided in Section 1.6 hereof or renewed or extended by written agreement between the Company and the Executive pursuant to terms and conditions mutually acceptable to each.

     1.4 Compensation. The Company shall pay the Executive compensation for services rendered by the Executive under the Agreement as follows:

     (a) Minimum Compensation. On a bi-monthly basis, the Executive will receive from the Company at least $11,458.34 less local, state and federal taxes and other applicable

EMPLOYMENT AGREEMENT Page 1 of 10
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withholdings.  This minimum compensation shall be made up of Base Salary, advances on Additional Compensation and advances on Bonus Compensation as defined below.

     (b) Base Salary. The Executive's salary ("Base Salary") shall be $150,000.00 and it will be adjusted annually to take into account increases in the cost of living.

     (c) Additional Compensation. The Executive shall receive additional compensation ("Additional Compensation") by participating in an annual bonus pool for executives of the Company in an amount equal to ten percent (10%) of pre-tax profits of the Company for each fiscal year during the term of this Agreement. The Executive's percentage shall be determined by the Board of Directors or the Compensation Committee, if there is one.

     (d) Bonus Compensation. The Company may also provide to the Executive a bonus ("Bonus Compensation") in an amount determined by the Board of Directors of the Company or its Compensation Committee, if one exists.

     (e) Annual Adjustment. Should the advances made to the Executive, during the course of the fiscal year, on Additional Compensation and Bonus Compensation be less than that which he is entitled to under the Additional Compensation program and/or the Bonus Compensation program, the Company shall, within fifteen (15) days after the completion of the audit of the Company's financial statements for said fiscal year, remit the difference to the Executive. Should the advances exceed that to which the Executive is entitled, the Executive shall keep the excess and no set-off by the Company will be made.

     (f) Stock Options. The Executive shall be eligible to participate in the Company's 1993 Incentive Stock Option Plan, a copy of which is attached hereto as Exhibit "A" and by this reference made a part hereof. Furthermore,
   -----------
concurrently with execution of this Agreement by both parties, the Executive will be delivered a stock option in the form attached hereto as Exhibit "B" and
                                                                -----------
by this reference made a part hereof.

     1.5 Employment Benefits. In addition to the Salary and any Bonus Compensation payable to the Executive hereunder, the Executive shall be entitled to the following benefits upon satisfaction by the Executive of the eligibility requirements therefor, subject to the following limitations:

     (a) Sick Leave Benefits and Disability Insurance. Unless this Agreement is terminated pursuant to the provisions of Section 1.6(b) hereof, the Executive shall be paid sick leave benefits at his then prevailing salary rate during his absence due to illness or other incapacity, reduced by the amount, if any, of worker's compensation, social security entitlement, or disability benefits, if any, under the Company's group disability insurance plan, if any.

     (b) Life Insurance. The Company, at its expense, shall provide the Executive, life insurance benefits under and consistent with any group term life insurance plan, as provided by the Company prior to June 30, 1995, or improved coverages which the Company, at its election, may adopt. Notwithstanding the preceding sentence, it is understood and agreed that the Company will obtain and maintain during the term of this Agreement, at its expense, a life

EMPLOYMENT AGREEMENT Page 2 of 10
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insurance policy, in the face amount of $1,000,000 (the Company and the
Executive or a designee of the Executive to be equal co-beneficiaries thereunder).

     (c) Hospitalization, Accident, Major Medical and Dental Insurance. The Company, at its own expense, shall provide the Executive and all dependents of the Executive with group hospitalization, group accident, major medical, group disability, and dental insurance in amounts of coverage comparable to the coverage provided to the Executive on June 30, 1995. The Executive shall be responsible for any health insurance premium with respect to himself over $600 per month. The Company agrees to provide a Medical and Dental Reimbursement Plan substantially in the form attached hereto as Exhibit "C" and by this
reference made a part hereof.                     -----------

     (d) Vacations. The Executive shall be entitled to a reasonable paid vacation equal to that provided to other Executives, according to Company policy, as determined by the Board of Directors of the Company, exclusive of holidays and weekends, which vacation shall be taken by the Executive in accordance with the business requirements of the Company at the time and its personnel policies then in effect relative to this subject. The Executive shall also be entitled to all paid holidays given by the Company to its executive employees.

     (e) Disability. The Company shall continue paying disability premiums (up to $6,000 per year) during the term hereof for any disability policy covering the Executive in force on June 30, 1995.

     (f) Working Facilities. During the term of this Agreement, the Company shall provide, at its expense, adequate office space, furniture, equipment, supplies and personnel (including professional, clerical, support and other personnel) consistent with the past practices of the Company as shall be suitable in the opinion of the Board of Directors of the Company to the Executive's position and adequate for the Executive's use in performing his duties and responsibilities under this Agreement.

     (g) Personal Vehicle. The Company shall pay to the Employee a monthly vehicle allowance of Six Hundred and No/100 Dollars ($600.00), plus all expenses incurred by the Employee in connection with the operation of the automobile for the conduct of the affairs of the Company, including the cost of a cellular telephone.

     (h) Directors' and Officers' Liability Insurance. The Executive shall be entitled to the protection of any directors' and officers' liability insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (to the extent the Executive is eligible for such coverage) in an amount and with such coverage as provided to directors and executives of VISTA 2000, Inc., a Delaware corporation ("VISTA")

     (i) Other Employment Benefits. As an employee of the Company, the Executive shall participate in and receive such other fringe benefits as may be in effect from time to time for employees of the Company, whether or not specifically enumerated herein and whether or

EMPLOYMENT AGREEMENT Page 3 of 10
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not through any written plan or arrangement, upon satisfaction by the Executive of the eligibility requirements therefor.

     1.6 Termination. This Agreement and the Executive's employment hereunder may be terminated without any breach of this Agreement at any time during the term hereof only by reason of and in accordance with the following provisions:

     (a) Death. If the Executive dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate as of the date of the Executive's death, and the Company shall have no further liability hereunder to the Executive or his estate except to the extent set forth in Section 1.7 hereof.

     (b) Disability. If, during the term of this Agreement, the Executive shall be prevented from performing his duties hereunder by reason of becoming totally disabled as hereinafter defined, then the Company may terminate this Agreement immediately upon written notice to the Executive without any further liability hereunder to the Executive except as set forth in Section 1.7(b) hereof. For purposes of this Agreement, the Executive shall be deemed to have become totally disabled upon the earlier of: (i) he either receives "total disability benefits" under (a) Social Security, or (b) the Company's disability plan, if any (whether funded with insurance or self-funded by the Company), or
(ii) the Board of Directors of the Company, upon the written report of a qualified physician (after complete examination of the Executive) designated by the Board of Directors of the Company or its insurers, shall have determined that the Executive has become physically and/or mentally incapable of performing his duties under this Agreement for a period of one hundred eighty
(180) days or more and it is unlikely that the Executive will recover within the remaining term of employment hereunder.

     (c) Termination by the Company for Cause. Prior to the expiration of the term of this Agreement, the Company may discharge the Executive for cause and terminate this Agreement immediately upon written notice to the Executive without any further liability hereunder to the Executive or his estate, except to the extent set forth in Section 1.7(c) hereof. For purposes of this Agreement, a "discharge for cause" shall mean termination of the Executive upon written notice to the Executive limited, however, to one or more of the following reasons:

     (1) Fraud, misappropriation or embezzlement by the Executive in connection with the Company as determined by the affirmative vote of at least a majority of the Board of Directors of the Company (provided, however, should the Executive dispute such determination by the Board, then the Company and the Executive shall enter immediately into binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, each party to be responsible for its own costs and expenses, including attorneys' fees;

     (2) Gross misconduct or willful gross neglect of the Executive's duties as determined by the affirmative vote of at least a majority of the Board of Directors of the Company after notice to the Executive of the particular details thereof and a period of thirty (30) days thereafter within which to cure such act or acts of gross misconduct or willful gross neglect, and the failure of the Executive to cure such act or acts within such thirty (30) day period. For purposes of this paragraph, no act or failure to act on the part of Executive shall be deemed "willful"

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unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that the act or omission of Executive was in the best interests of the Company;

     (3)  Conviction for a felony or a crime involving moral turpitude;

     (4) Willful and unauthorized disclosure of Trade Secrets (as defined in Section 1.9 hereof) of the Company;

     (d) Termination by the Company with Notice. The Company may terminate this Agreement for a reason other than as set forth in Subparagraphs (a), (b) or (c) of this Section 1.6 at any time upon ninety (90) days written notice to the Executive in which event the Company shall have no further obligations to the Executive except as set forth in Section 1.7(b) hereof.

     (e) Termination by the Executive for Good Reason. The Executive may terminate this Agreement at any time for Good Reason (as hereinafter defined) in which event the Company shall have no further liability hereunder to the Executive except to the extent set forth in Section 1.7(b) hereof. For purposes of this Agreement, the term "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any of the following circumstances (which changes shall constitute a "Change"):

     (1) The assignment to the Executive of any duties inconsistent in any material respect (unless in the nature of a promotion) with the Executive's position in the Company immediately prior to such Change (including, but not limited to, the Executive's status, offices and titles), or a significant adverse alteration or diminution in the nature or status of the Executive's authority, duties or responsibilities from those in effect immediately prior to such Change, other than an isolated, insubstantial and inadvertent action that is fully corrected within five (5) days after receipt of written notice from the Executive;

     (2) Any failure by the Company to comply with any of the provisions of Sections 1.4 or 1.5 of this Agreement, other than an isolated, insubstantial and inadvertent action that is fully corrected within five (5) days after receipt of written notice from the Executive;

     (3) Any failure by the Company to comply with any material provision of this Agreement that has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive to the Company;

     (4) The relocation of the Executive's office outside of a 75-mile radius of Cleveland, Ohio.

     (f) Termination by the Executive with Notice. The Executive may terminate this Agreement at any time upon ninety (90) days written notice to the Company.

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     1.7  Compensation upon Termination.

     (a) Death. In the event the Executive's employment hereunder is terminated pursuant to the provisions of Section 1.6(a) hereof due to the death of the Executive, the Company will continue to pay the Executive's estate all compensation as set forth in Section 1.4 of this Agreement through the remainder of the calendar year in which the Executive dies. In other words, the Executive will be treated as if he worked up to and including December 31, following the date of the Executive's death. In addition, the Company will continue to provide health insurance, dental insurance, and major medical insurance to the Executive's family, under the same terms and conditions as it had just prior to the Executive's death through December 31 of the year in which the Executive dies after which time the Executive will be entitled to such insurance benefits as required by law (for example, COBRA benefits).

     (b) Disability, Termination by the Company with Notice, and Termination by the Executive for Good Reason. In the event the Executive's employment hereunder is terminated pursuant to the provisions of Section 1.6(b), (d) or
(e), the Executive shall be entitled to receive all compensation and benefits under this Agreement as if his employment had not terminated prior to the completion of the Agreement's original thirty-six (36) month term.

     (c) Cause and Termination by Executive with Notice. In the event that this Agreement is terminated by the Company pursuant to the provisions of Section 1.6(c) or by the Executive pursuant to the provisions of Section 1.6(f), the Executive shall be entitled to receive (i) any salary accrued as of the date of termination of employment, but unpaid pursuant to section 1.4(a) hereof, (ii) any vacation or sick leave benefits which have accrued as of the date of termination of employment, but were then unpaid or unused, (iii) any Additional Compensation earned as of the date of termination of employment, but unpaid, and (iv) any Bonus Compensation pursuant to a Bonus declared as of the date of termination, but unpaid. For purposes hereof, the amount of Additional Compensation considered "earned" shall be determined based upon the reported pre-tax profits of the Company for the quarter(s) during which the Executive was actually employed during the year in which termination of employment occurs.

     1.8 Protective Covenants. The Executive recognizes that his employment by the Company is one of the highest trust and confidence because (i) the Executive will become fully familiar with all aspects of the Company's business and that of its subsidiaries during the period of his employment with the Company, (ii) certain information of which the Executive will gain knowledge during his employment is proprietary and confidential information which is of special and peculiar value to the Company or its subsidiaries, and (iii) if any such proprietary and confidential information were imparted to or became known by any person, including the Executive, engaging in a business in competition with that of the Company or its subsidiaries, hardship, loss and irreparable injury and damage could result to the Company or its subsidiaries, the measurement of which would be difficult if not impossible to ascertain. The Executive further acknowledges that the Company or its subsidiaries has developed and will continue to develop unique consumer products and attendant component parts (collectively, along with any trade secret information of the Company, the "Trade Secrets"). Therefore, the Executive agrees that it is necessary for the Company to protect its business and that of its subsidiaries from such

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damage, and the Executive further agrees that the following covenants constitute a reasonable and appropriate means, consistent with the best interest of both the Executive and the Company, to protect the Company or its subsidiaries against such damage and shall apply to and be binding upon the Executive as provided herein:

     (a) Trade Secrets. The Executive recognizes that his position with the Company is one of the highest trust and confidence by reason of the Executive's access to and contact with the Trade Secrets of the Company and its subsidiaries. The Executive agrees and covenants to use his best efforts and exercise utmost diligence to protect and safeguard the Trade Secrets of the Company and its subsidiaries. The Executive further agrees and covenants that, except as may be required by the Company in connection with this Agreement, or with the prior written consent of the Company, the Executive shall not, either during the term of this Agreement or thereafter, directly or indirectly, use for the Executive's own benefit or for the benefit of another, or disclose, disseminate, or distribute to another, the Trade Secrets (whether or not acquired, learned, obtained, or developed by the Executive alone or in conjunction with others) of the Company or its subsidiaries or of others with whom the Company or its subsidiaries has a business relationship. All memoranda, notes, records, documents, or other writings whatsoever made, compiled, acquired, or received by the Executive during the term of this Agreement, arising out of, in connection with, or related to the production of the Company's products and component parts attendant thereto or those of its subsidiaries are, and shall continue to be, the sole and exclusive property of the Company or its subsidiaries, as applicable, and shall, together with all copies thereof and all advertising literature, be returned and delivered to the Company by the Executive immediately, without demand, upon the termination of this Agreement, or at any time upon the Company's demand. It is understood and agreed that the term "Trade Secrets" shall not be deemed to include information which (i) is public knowledge or become generally available to the public other than as a result of a disclosure by you; (ii) becomes available to the Executive, on a non-confidential basis, from a source (other than from the Company or its agents) who is not bound by a confidentiality agreement with the Company; or (iii) is in the Executive's possession prior to disclosure to the Executive by the Company.

     (b) Covenant Not to Compete. In the event this Agreement is terminated pursuant to the provisions of Section 1.6 hereof, or as the result of the voluntary resignation of the Executive, the Executive hereby covenants and agrees that for a period of one (1) year following the termination of his employment hereunder, he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (other than through ownership of publicly-traded capital stock of a corporation which represents less than one percent (1%) of the outstanding capital stock of such corporation), corporate officer, director, investor, financier or in any other individual or representative capacity, engage or participate in any business involving the sale or distribution of home, business or personal security or safety products marketed by the Company on the date this Agreement becomes effective, including, but not limited to, the sale or distribution of locks and keys.

     (c) Survival of Covenants. Each covenant of the Executive set forth in this Section 1.8 shall survive the termination of this Agreement and shall be construed as an agreement

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independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Executive against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of said covenant.

     (d) Remedies. In the event of breach or threatened breach by the Executive of any provision of this Section 1.8, the Company shall be entitled to relief by temporary restraining order, temporary injunction, or permanent injunction or otherwise, in addition to other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or threatened breach or violation, or as to any other breach, violation, or threatened breach or violation.

     The Executive hereby acknowledges that the Executive's agreement to be bound by the protective covenants set forth in this Section 1.8 was a material inducement for the Company entering into this Agreement and agreeing to pay the Executive the compensation and benefits set forth herein.

     SECTION 2.  GENERAL PROVISIONS

     2.1 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date deposited in a receptacle maintained by the United States Postal Service for such purpose, postage prepaid, by certified mail, return receipt requested, addressed to the respective parties as follows:

     If to the Executive:

                         _____________________________
                         _____________________________
                         _____________________________

     If to the Company:

                         Vista 2000, Inc.
                         11660 Alpharetta Highway, Suite 330
                         Roswell, Georgia 30076
                         Attention:  Chief Executive Officer

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

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     2.2  Severability.  If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

     2.3 Waiver, Modification, and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This instrument contains the entire agreement of the parties concerning employment and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and all such prior or contemporaneous representations, understandings and agreements, both oral and written, are hereby terminated. This Agreement may not be modified, altered or amended except by written agreement of the Executive and the Company, subject to the prior approval of the Board of Directors of the Company.

     2.4 Binding Effect. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon the Executive, his heirs and representatives; provided, however, that the Company shall not assign this Agreement without the written consent of the Executive.

     2.5 Choice of Law and Venue. The parties agree that this Agreement is made and entered into in Cleveland, Ohio and shall be governed by and construed in accordance with the laws of the State of Ohio, and that any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement shall be brought in the applicable state court in and for Cleveland, Ohio which Court shall be the exclusive courts of jurisdiction and venue.

     2.6 Representation of Executive. The Executive hereby represents and warrants to the Company that he has not previously assumed any obligations inconsistent with those contained in this Agreement. The Executive further represents and warrants to the Company that the Executive has entered into this Agreement pursuant to his own initiative and that the Company did not induce the Executive to execute this Agreement in contravention of any existing commitments. The Executive acknowledges that the Company has entered into this Agreement in reliance upon the foregoing representations of the Executive.

     2.7 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     2.8 Board of Directors. The Company and VISTA agree that, during the term of this Agreement, VISTA will nominate either the Executive or Richard Bern for election as a director of VISTA and will use its best efforts to have such nominee elected as a director of VISTA.

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     2.9  VISTA hereby guarantees all compensation and benefits provided to the
Executive under this Agreement, should the Company ever default on its obligations under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                        AMERICAN CONSUMER PRODUCTS, INC.



                         By: /s/ Richard Bern
                             ----------------------------
                         Title:  President
                               --------------------------


                         EXECUTIVE:


                         /s/ Stephan W. Cole
                         --------------------------------
                         STEPHAN W. COLE
                         Chief Executive Officer



                         VISTA 2000, INC.
                         (solely for purposes of Sections 2.8 and 2.9 hereof)



                         By: /s/ Richard P. Smith
                         --------------------------------
                         Title: Chairman & CEO

EMPLOYMENT AGREEMENT Page 10 of 10
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IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY
INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE SECURITIES COMMISSIONER OF THE STATE OF GEORGIA, EXCEPT AS PERMITTED IN THE COMMISSIONER"S RULES.

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                      NONSTATUTORY STOCK OPTION AGREEMENT


     Vista 2000, Inc., a Delaware corporation (the "Company"), hereby grants to Stephan W. Cole (the "Optionee") an Option to purchase a total of 100,000 shares of Common Stock (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1993 Incentive Stock Option Plan, as amended (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

     1.  Nature of the Option.  This Option is intended by the Company and the
         ---------------------
Optionee to be a Nonstatutory Stock Option, and does not qualify for any special tax benefits to the Optionee. This Option is not an Incentive Stock Option and is not subject to Section 5(b) of the Plan.

     2.  Exercise Price.  The exercise price is $5.57 for each share of
         ---------------
Common Stock.

     3.  Exercise of Option.  This Option shall be exercisable during its term
         -------------------
in accordance with the provisions of Section 8 of the Plan as follows:

         (i)   Right to Exercise; Vesting
               --------------------------

         (a) Subject to Subsections 3(i)(b), (c) and (d) below, this Option shall vest and become exercisable in accordance with the vesting schedule and vesting terms and conditions attached hereto as Exhibit "A" and incorporated
herein by this reference.                       -----------

         (b)   This Option may not be exercised for a fraction of a Share.

         (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option shall be governed by Sections
7, 8 and 9 below, subject to the specific rights set forth in Exhibit "A" hereto
and the limitations contained in subsection 3(i)(d).          -----------

         (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

         (ii)  Method of Exercise.  This Option shall be exercisable by written
               -------------------
notice, in the form attached as Exhibit "B", which shall state the election to
                                -----------
exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of notice accompanied by the exercise price. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

     No shares will be issued pursuant to the exercise of an option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the option is exercised with respect to such Shares.

     4.  Investment Representations; Restrictions on Transfer.
         -----------------------------------------------------

         (i) By receipt of this Option, by its execution and by its exercise in whole or in part, Optionee represents to the Company the following:

         (a) Optionee understands that this Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws.

         (b) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (c) Optionee acknowledges and understands that the securities are or will be registered pursuant to Form S-8 under the Securities Act.

     5.   Method of Payment.  Payment of the purchase price shall be made by
          ------------------
cash or check.

     6.   Restrictions on Exercise.  This Option may not be exercised if the
          -------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (Regulation G) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     7.   Termination of Status as an Employee or Consultant.  In the event of
          ---------------------------------------------------
termination of Optionee's Continuous Status as an Employee for "cause" as defined in Employee's Employment Agreement with the Company, this Option shall immediately terminate, and Optionee shall not be entitled to purchase any Shares pursuant to this Option. in the event of termination of Optionee's Continuous Status as an Employee, which termination is not for "cause" as defined in Employee's Employment Agreement with the Company , this Option shall continue in full force and effect, subject to the other terms and conditions of this Option, and this Option shall continue to vest and become exercisable as set forth in Section 3 of this Agreement.

     8.   Disability of Optionee.  Notwithstanding the provisions of Section 7
          -----------------------
above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of Optionee's permanent and total disability (as defined in Section 22(e)(3) of the Code), the Option shall continue in full force and effect, subject to the other terms and conditions of this Option, and shall continue to vest and become exercisable as set forth in Section 3 of this Agreement, and Optionee may (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option. If Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

     9.   Death of Optionee.  In the event of the death of Optionee:
          ------------------
     (i) during the term of this Option while an Employee or Consultant of the Company and having been in continuous Status as an Employee or Consultant since the date of grant of this Option, this Option may be exercised, at any time following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued as of the date of death; or

          (ii) within thirty (30) days after the termination of Optionee's Continuous Status as an Employee or Consultant, this Option may be exercised, at any time within thirty-six (36) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.  Non-Transferability of Option.  This Option may not be transferred in
          ------------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     11.  Term of Option.  Notwithstanding Section 9, this Option may not be
          ---------------
exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     12.  Taxation Upon Exercise of Option.  Optionee understands that, upon
          ---------------------------------
exercise of this option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the shares over the exercise price. The Company will be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option. Upon a resale of such shares by the Optionee, any dif ference between the sale price and the fair market value of the shares on the date of exercise of the Option will be treated as capital gain or loss.

     13.  Tax Consequences.  The Optionee understands that any of the foregoing
          -----------------
references to taxation are based on federal income tax laws and regulations now in effect. The Optionee has reviewed with the Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

DATE OF GRANT:  August 29, 1995


                    VISTA 2000, INC.


                    By: /s/ Richard P. Smyth
                        ---------------------------
                    Title:  Chairman & CEO

     OPTIONEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN, A COPY OF WHICH IS ANNEXED HERETO, REPRESENTS THAT OPTIONEE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THIS OPTION SUBJECT TO ALL OF THE TERMS AND PROVISIONS THEREOF. OPTIONEE HAS REVIEWED THE PLAN AND THIS OPTION IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION AND FULLY UNDERSTANDS ALL PROVISIONS OF THE OPTION. OPTIONEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE BOARD OR OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN. OPTIONEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED BELOW.


Dated:________________________




                                   ___________________________________________
                                   Optionee


                                   ___________________________________________
                                   Print or type name


                                   Residence Address:

                                    ____________________________________________

                                    ____________________________________________

                                  EXHIBIT "A"
                                  -----------
               VESTING SCHEDULE AND VESTING TERMS AND CONDITIONS
               -------------------------------------------------

     The shares of stock subject to this Option shall vest and this Option shall become exercisable with respect to such shares only upon satisfaction of and only in accordance with the following terms and conditions:

     (a) This Option shall vest and become immediately exercisable with respect to 20,000 shares upon the date of execution of Optionee's employment agreement with the Company.

     (b) This Option shall vest and become exercisable with respect to 40,000 shares in eight (8) Five Thousand (5,000) share increments as follows: 5,000 shares on each of the last days of each of the eight calendar quarters immediately subsequent hereto, commencing with the quarter beginning October 1, 1995 and ending December 31, 1995, and ending with the quarter beginning June 1, 1997 and ending September 30, 1997.

     (c) This Option shall vest and become exercisable with respect to 40,000 shares at such times as the performance goals set forth on Appendix 1 hereto
are achieved.                                              ----------

     (d) This Option shall vest and become immediately exercisable with respect to all shares not theretofore vested upon the acquisition by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than by any person which includes the Executive, of more than 50% of the voting power of the Company's outstanding securities entitled to vote in elections of directors of the Company.

                                  EXHIBIT "B"
                                  -----------
                             NOTICE OF EXERCISE OF
                             ---------------------
                                  STOCK OPTION
                                  ------------
TO:


FROM:

DATE:

RE:  Exercise of Stock Option

     I hereby exercise my option to purchase ____________ shares of Common Stock at $_____ per share (total exercise price of $_______), effective today's date. This notice is given in accordance with the terms of my Stock Option Agreement dated _______________, 19___. The option price and vested amount is in accordance with Sections 2 and 3 of the Stock Option Agreement.

     Attached is a check payable to _____________________________
for the total exercise price of the shares being purchased. The undersigned confirms the representations made in Section 4 of the Stock Option Agreement.

     Please prepare the stock certificate in the following name(s):


                    __________________________________________________________

                    __________________________________________________________

  If the stock is to be registered in a name other than your name, please so advise the Company. The Stock Option Agreement requires the Company's approval for registration in a name other than your name and requires certain agreements from any joint owner.

                    Sincerely,


                    __________________________________________________________
                    (Signature)


                    __________________________________________________________
                    (Print or Type Name)


Letter and consideration
received on ____________, 19__.

By:___________________________

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE SECURITIES COMMISSIONER OF THE STATE OF GEORGIA, EXCEPT AS PERMITTED IN THE COMMISSIONER"S RULES.

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                      NONSTATUTORY STOCK OPTION AGREEMENT


     Vista 2000, Inc., a Delaware corporation (the "Company"), hereby grants to Richard Bern (the "Optionee") an Option to purchase a total of 100,000 shares of Common Stock (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1993 Incentive Stock Option Plan, as amended (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

     1.   Nature of the Option.  This Option is intended by the Company and the
          ---------------------
Optionee to be a Nonstatutory Stock Option, and does not qualify for any special tax benefits to the Optionee. This Option is not an Incentive Stock Option and is not subject to Section 5(b) of the Plan.

     2.   Exercise Price.  The exercise price is $5.57 for each share of
          ---------------
Common Stock.

     3.   Exercise of Option.  This Option shall be exercisable during its term
          -------------------
in accordance with the provisions of Section 8 of the Plan as follows:

          (i)   Right to Exercise; Vesting
                --------------------------
          (a) Subject to Subsections 3(i)(b), (c) and (d) below, this Option shall vest and become exercisable in accordance with the vesting schedule and vesting terms and conditions attached hereto as Exhibit "A" and incorporated
herein by this reference.                       -----------

          (b)   This Option may not be exercised for a fraction of a Share.

          (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option shall be governed by Sections 7, 8 and 9 below, subject to the specific rights set forth in Exhibit "A" hereto and the limitations contained in subsection 3(i)(d).
-----------

          (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

     (ii)  Method of Exercise.  This Option shall be exercisable by written
           -------------------
notice, in the form attached as Exhibit "B", which shall state the election to
                                -----------
exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of notice accompanied by the exercise price. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option.

     No shares will be issued pursuant to the exercise of an option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the option is exercised with respect to such Shares.

     4.   Investment Representations; Restrictions on Transfer.
          -----------------------------------------------------
          (i) By receipt of this Option, by its execution and by its exercise in whole or in part, Optionee represents to the Company the following:

          (a) Optionee understands that this Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws.

          (b) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (c) Optionee acknowledges and understands that the securities are or will be registered pursuant to Form S-8 under the Securities Act.

     5.   Method of Payment.  Payment of the purchase price shall be made by
          ------------------
cash or check.

     6.   Restrictions on Exercise.  This Option may not be exercised if the
          -------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (Regulation G) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     7.   Termination of Status as an Employee or Consultant.  In the event of
          ---------------------------------------------------
termination of Optionee's Continuous Status as an Employee for "cause" as defined in Employee's Employment Agreement with the Company, this Option shall immediately terminate, and Optionee shall not be entitled to purchase any Shares pursuant to this Option. in the event of termination of Optionee's Continuous Status as an Employee, which termination is not for "cause" as defined in Employee's Employment Agreement with the Company , this Option shall continue in full force and effect, subject to the other terms and conditions of this Option, and this Option shall continue to vest and become exercisable as set forth in Section 3 of this Agreement.

     8.   Disability of Optionee.  Notwithstanding the provisions of Section 7
          -----------------------
above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of Optionee's permanent and total disability (as defined in Section 22(e)(3) of the Code), the Option shall continue in full force and effect, subject to the other terms and conditions of this Option, and shall continue to vest and become exercisable as set forth in Section 3 of this Agreement, and Optionee may (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option. If Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

     9.   Death of Optionee.  In the event of the death of Optionee:
          ------------------
          (i) during the term of this Option while an Employee or Consultant of the Company and having been in continuous Status as an Employee or Consultant since the date of grant of this Option, this Option may be exercised, at any time following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued as of the date of death; or

          (ii) within thirty (30) days after the termination of Optionee's Continuous Status as an Employee or Consultant, this Option may be exercised, at any time within thirty-six (36) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.  Non-Transferability of Option.  This Option may not be transferred in
          ------------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     11.  Term of Option.  Notwithstanding Section 9, this Option may not be
          ---------------
exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     12.  Taxation Upon Exercise of Option.  Optionee understands that, upon
          ---------------------------------
exercise of this option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the shares over the exercise price. The Company will be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option. Upon a resale of such shares by the Optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the Option will be treated as capital gain or loss.

     13.  Tax Consequences.  The Optionee understands that any of the foregoing
          -----------------
references to taxation are based on federal income tax laws and regulations now in effect. The Optionee has reviewed with the Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

DATE OF GRANT:  August 29, 1995


                    VISTA 2000, INC.



                    By: /s/ RICHARD P. SMYTH
                        -------------------------
                    Title:    CEO
                          -----------------------

     OPTIONEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN, A COPY OF WHICH IS ANNEXED HERETO, REPRESENTS THAT OPTIONEE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THIS OPTION SUBJECT TO ALL OF THE TERMS AND PROVISIONS THEREOF. OPTIONEE HAS REVIEWED THE PLAN AND THIS OPTION IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION AND FULLY UNDERSTANDS ALL PROVISIONS OF THE OPTION. OPTIONEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE BOARD OR OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN. OPTIONEE FURTHER AGREES TO NOTIFY THE COMPANY UPON ANY CHANGE IN THE RESIDENCE ADDRESS INDICATED BELOW.


Dated:________________________




                                ________________________________________________
                                Optionee


                                ________________________________________________
                                Print or type name



                                Residence Address:


                                ________________________________________________

                                ________________________________________________

                                  EXHIBIT "A"
                                  -----------
               VESTING SCHEDULE AND VESTING TERMS AND CONDITIONS
               -------------------------------------------------


        The shares of stock subject to this Option shall vest and this Option shall become exercisable with respect to such shares only upon satisfaction of and only in accordance with the following terms and conditions:

        (a) This Option shall vest and become immediately exercisable with respect to 20,000 shares upon the date of execution of Optionee's employment agreement with the Company.

        (b) This Option shall vest and become exercisable with respect to 40,000 shares in eight (8) Five Thousand (5,000) share increments as follows:
5,000 shares on each of the last days of each of the eight calendar quarters immediately subsequent hereto, commencing with the quarter beginning October 1, 1995 and ending December 31, 1995, and ending with the quarter beginning June 1, 1997 and ending September 30, 1997.

        (c) This Option shall vest and become exercisable with respect to 40,000 shares at such times as the performance goals set forth on Appendix 1
hereto are achieved.                                              ----------

        (d) This Option shall vest and become immediately exercisable with respect to all shares not theretofore vested upon the acquisition by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than by any person which includes the Executive, of more than 50% of the voting power of the Company's outstanding securities entitled to vote in elections of directors of the Company.

                                  EXHIBIT "B"
                                  -----------
                             NOTICE OF EXERCISE OF
                             ---------------------
                                 STOCK OPTION
                                 ------------
TO:

FROM:

DATE:

RE:  Exercise of Stock Option

     I hereby exercise my option to purchase ____________ shares of Common Stock at $_____ per share (total exercise price of $_______), effective today's date. This notice is given in accordance with the terms of my Stock Option Agreement dated _______________, 19___. The option price and vested amount is in accordance with Sections 2 and 3 of the Stock Option Agreement.

     Attached is a check payable to _____________________________
for the total exercise price of the shares being purchased. The undersigned confirms the representations made in Section 4 of the Stock Option Agreement.

     Please prepare the stock certificate in the following name(s):
                                _________________________________________
                                _________________________________________


  If the stock is to be registered in a name other than your name, please so advise the Company. The Stock Option Agreement requires the Company's approval for registration in a name other than your name and requires certain agreements from any joint owner.

                                Sincerely,


                                ______________________________________________
                                (Signature)


                                ______________________________________________
                                (Print or Type Name)

Letter and consideration
received on _________________, 19__.

By:________________________________

                                       8